Exhibit 99.1

Invivyd Announces Preliminary Fourth Quarter 2024 Financial Results, Strong Revenue Growth, and Reiterates Goal of Near-Term Profitability

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Preliminary Q4 2024 PEMGARDA™ (pemivibart) net product revenue of $13.8 million, 48% growth over Q3 2024 net product revenue of $9.3 million
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Preliminary Q4 2024 total operating costs and expenses of approximately $32 million, 55% reduction compared to Q3 2024 operating costs and expenses of $71.6 million
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Preliminary ending 2024 cash and cash equivalents of $69.3 million and $10.9 million of accounts receivable
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Continues to target near-term (by end of 1H 2025) profitability with existing cash and cash equivalents, anticipated growth of net product revenue, and continued reduction of manufacturing expenses
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Further update to be provided on Q4 2024 earnings call anticipated in late March in conjunction with Form 10-K filing

WALTHAM, Mass., Feb. 03, 2025 (GLOBE NEWSWIRE) -- Invivyd, Inc. (Nasdaq: IVVD), a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, today announced preliminary fourth quarter (Q4) financial results.

Invivyd previously guided expectations to finish 2024 with $65 million or more in cash and cash equivalents and targeted near-term (by end of 1H 2025) profitability with existing cash and cash equivalents, anticipated net product revenue, and various operational efficiency improvements. With operational efficiency improvements underway, the company estimates that Invivyd ended 2024 with $69.3 million in cash and cash equivalents and $10.9 million of outstanding accounts receivable still to convert to cash, and continues to target profitability in the near-term.

Based on currently available information, the company is announcing preliminary Q4 2024 PEMGARDA™ (pemivibart) net product revenue of $13.8 million, representing a 48% increase over Q3 2024 net product revenue of $9.3 million. Primarily driven by a reduction of manufacturing expenses, Invivyd is also announcing preliminary Q4 2024 total operating costs and expenses of approximately $32 million, representing a 55% reduction compared to Q3 2024 total operating costs and expenses of $71.6 million. Invivyd expects minimal manufacturing expenses in 2025. VYD2311 commercial manufacturing was substantially completed in 2024 to support up to one million doses of VYD2311, if authorized or approved, and related expenses were recorded as research and development expense.

“We are pleased with continued strong top-line revenue growth and execution toward near-term profitability,” noted Bill Duke, Chief Financial Officer of Invivyd. “With a strong balance sheet, anticipated continued growth in revenues and simultaneous reduction in operating expenses, we are well-positioned to support PEMGARDA commercial efforts and look forward to the future of VYD2311.”

About PEMGARDA
PEMGARDA™ (pemivibart) is a half-life extended investigational monoclonal antibody (mAb). PEMGARDA was engineered from adintrevimab, Invivyd’s investigational mAb that has a robust safety data package and provided evidence of clinical efficacy in global Phase 2/3 clinical trials for the prevention and treatment of COVID-19. PEMGARDA has demonstrated in vitro neutralizing activity against major SARS-CoV-2 variants, including JN.1, KP.3.1.1 and XEC. PEMGARDA targets the SARS-CoV-2 spike protein receptor binding domain (RBD), thereby inhibiting virus attachment to the human ACE2 receptor on host cells.

PEMGARDA (pemivibart) injection (4500 mg), for intravenous use is an investigational mAb that has not been approved, but has been authorized for emergency use by the U.S. FDA under an EUA for the pre-exposure prophylaxis (prevention) of COVID-19 in adults and adolescents (12 years of age and older weighing at least 40 kg) who have moderate-to-severe immune compromise due to certain medical conditions or receipt of certain immunosuppressive medications or treatments and are unlikely to mount an adequate immune response to COVID-19 vaccination. Recipients should not be currently infected with or have had a known recent exposure to an individual infected with SARS-CoV-2.

PEMGARDA is not authorized for use for treatment of COVID-19 or post-exposure prophylaxis of COVID-19. Pre-exposure prophylaxis with PEMGARDA is not a substitute for vaccination in individuals for whom COVID-19 vaccination is recommended. Individuals for whom COVID-19 vaccination is recommended, including individuals with moderate-to-severe immune compromise who may derive benefit from COVID-19 vaccinations, should receive COVID-19 vaccination. In individuals who have recently received a COVID-19 vaccine, PEMGARDA should be administered at least 2 weeks after vaccination.

Anaphylaxis has been observed with PEMGARDA and the PEMGARDA Fact Sheet for Healthcare Providers includes a boxed warning for anaphylaxis. The most common adverse events (all grades, incidence ≥2%) observed in participants who have moderate-to-severe immune compromise treated with PEMGARDA included systemic and local infusion-related or hypersensitivity reactions, upper respiratory tract infection, viral infection, influenza-like illness, fatigue, headache, and nausea. For additional information, please see the PEMGARDA full product Fact Sheet for Healthcare Providers, including important safety information and boxed warning.

To support the EUA for PEMGARDA, an immunobridging approach was used to determine if PEMGARDA may be effective for pre-exposure prophylaxis of COVID-19. Immunobridging is based on the serum virus neutralizing titer-efficacy relationships identified with other neutralizing human mAbs against SARS-CoV-2. This includes adintrevimab, the parent mAb of pemivibart, and other mAbs that were previously authorized for EUA. There are limitations of the data supporting the benefits of PEMGARDA. Evidence of clinical efficacy for other neutralizing human mAbs against SARS-CoV-2 was based on different populations and SARS-CoV-2 variants that are no longer circulating. Further, the variability associated with cell-based EC50 value determinations, along with limitations related to pharmacokinetic data and efficacy estimates for the mAbs in prior clinical trials, impact the ability to precisely estimate protective titer ranges. Additionally, certain SARS-CoV-2 viral variants may emerge that have substantially reduced susceptibility to

PEMGARDA, and PEMGARDA may not be effective at preventing COVID-19 caused by these SARS-CoV-2 viral variants.

The emergency use of PEMGARDA is only authorized for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of drugs and biological products during the COVID-19 pandemic under Section 564(b)(1) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 360bbb-3(b)(1), unless the declaration is terminated or authorization revoked sooner. PEMGARDA is authorized for use only when the combined national frequency of variants with substantially reduced susceptibility to PEMGARDA is less than or equal to 90%, based on available information including variant susceptibility to PEMGARDA and national variant frequencies.

About VYD2311
VYD2311 is a novel monoclonal antibody (mAb) candidate being developed for COVID-19 to continue to address the urgent need for new prophylactic and therapeutic options. The pharmacokinetic profile and antiviral potency of VYD2311 may offer the ability to deliver clinically meaningful titer levels through more patient-friendly means such as an intramuscular route of administration.

VYD2311 was engineered using Invivyd’s proprietary integrated technology platform and is the product of serial molecular evolution designed to generate an antibody optimized for neutralizing contemporary virus lineages. VYD2311 leverages the same antibody backbone as pemivibart, Invivyd’s investigational mAb granted emergency use authorization in the U.S. for the pre-exposure prophylaxis (PrEP) of symptomatic COVID-19 in certain immunocompromised patients, and adintrevimab, Invivyd’s investigational mAb that has a robust safety data package and demonstrated clinically meaningful results in global Phase 2/3 clinical trials for the prevention and treatment of COVID-19.

About Invivyd
Invivyd, Inc. (Nasdaq: IVVD) is a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2. Invivyd deploys a proprietary integrated technology platform unique in the industry designed to assess, monitor, develop, and adapt to create best in class antibodies. In March 2024, Invivyd received emergency use authorization (EUA) from the U.S. FDA for a monoclonal antibody (mAb) in its pipeline of innovative antibody candidates. Visit https://invivyd.com/ to learn more.

Cautionary Statement Regarding Preliminary Financial Results

The preliminary financial results for the fourth quarter 2024 included in this press release are preliminary, unaudited and subject to completion. Such preliminary results are subject to the finalization of quarter-end financial and accounting procedures, and actual results may vary from the preliminary results presented herein. The preliminary financial results represent management’s estimates that constitute forward-looking statements subject to certain risks and uncertainties. These preliminary estimates have not been audited by the company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “estimates,” “intends,” “potential,” “predicts,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the company’s preliminary fourth quarter financial results; the company’s goal of near-term profitability; the company’s expectations regarding anticipated net product revenue growth, continued reduction of manufacturing expenses, and operational efficiency improvements; the company’s beliefs about its position to support PEMGARDA commercial efforts and the future of VYD2311; the potential of PEMGARDA as a mAb for pre-exposure prophylaxis (prevention) of COVID-19 in certain adults and adolescents who have moderate-to-severe immune compromise; the potential of VYD2311 as a novel mAb candidate and the potential of VYD2311 to deliver clinically meaningful titer levels through more patient-friendly means; the company’s devotion to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2; and other statements that are not historical fact. The company may not actually achieve the plans, intentions or expectations disclosed in the company’s forward-looking statements and you should not place undue reliance on the company’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: uncertainties regarding the company’s expectations, projections and estimates regarding future costs and expenses, future revenue, capital requirements, and the availability of and the need for additional financing; whether the company’s cash and cash equivalents are sufficient to support its operating plan for as long as anticipated; uncertainties regarding market acceptance, payor coverage or future revenue generated by PEMGARDA; uncertainties regarding the potential advantages from the company’s planned operational efficiency improvements; the timing, progress and results of the company’s discovery, preclinical and clinical development activities; the risk that results of nonclinical studies or clinical trials may not be predictive of future results, and interim data are subject to further analysis; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of the company’s product candidates based on neutralizing activity in nonclinical studies; potential variability in neutralizing activity of product candidates tested in different assays, such as pseudovirus assays and authentic assays; variability of results in models and methods used to predict activity against SARS-CoV-2 variants; whether the epitope that pemivibart and VYD2311 targets remains structurally intact; whether the company’s product candidates are able to demonstrate and sustain neutralizing activity against major SARS-CoV-2 variants, particularly in the face of viral evolution; changes in the regulatory environment; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways; clinical trial site activation or enrollment rates; how long the EUA granted by the FDA for PEMGARDA will remain in effect and whether the EUA is revised or revoked by the FDA; the ability to maintain a continued acceptable safety, tolerability and efficacy profile of any product candidate following regulatory authorization or approval; the company’s ability to maintain and expand sales, marketing and distribution capabilities to successfully commercialize PEMGARDA; changes in expected or existing competition; the company’s reliance on third parties; any change in the preliminary estimates of the company’s Q4 2024 results upon completion of the company’s financial closing controls and procedures, and finalization of the financial statements; the company’s ability to continue as a going concern; and whether the company has adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause the company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each filed with the Securities and Exchange Commission (SEC), and in the company’s other filings with the SEC, and in its future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

Contacts:

Media Relations
(781) 208-1747
media@invivyd.com

Investor Relations
(781) 208-1747
investors@invivyd.com